Exhibit 99.1

Sonim Reports First Quarter Financial Results

Sonim Moves into Large Semi-Rugged and Industrial Growth Markets Through Proposed Equity Transaction

U.S. Carrier Orders for upcoming XP5 Plus and XP10 Smartphone

Austin, Texas – May 10, 2022 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading U.S. provider of ultra-rugged mobile devices, accessories and solutions designed specifically for task workers physically engaged in their work environments, reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 and Recent Highlights

•	Net revenues in the first quarter of 2022 were $13.3 million, an increase of 8.3% compared with $12.2 million in the first quarter 2021.

•	Net loss in the first quarter of 2022 was $7.2 million, compared with a net loss of $9.3 million in the first quarter of 2021.

•	Ended the quarter with cash and cash equivalents of $10.6 million

•	Announced a proposed $17.5 million strategic equity transaction with AJP Holding Company, LLC to purchase 20.8 million shares at $0.84 per share, subject to stockholder approval

•	Secured $9.5 million in orders for the XP5 Plus feature phone and XP10 5G smartphone scheduled to launch later this year

•

Announced plans to use the AJP capital to enter larger growth markets by leveraging Sonim’s expanded ODM partnerships to offer a wider range of 5G smartphones, feature phones, mobile hot spots and other industrial communications equipment

Said Peter Liu, who was appointed Sonim’s Chief Executive Officer effective April 14, 2022: “We remain on track to launch our new feature phone this summer and new 5G smartphone this fall, having secured our first Tier One U.S. carrier stocking order for both products. These new devices will complete the eagerly anticipated update of Sonim’s existing rugged product line and provide increased sales opportunities to our current rugged user base.

“With the proposed strategic investment from AJP, we have embarked on a transformation process at Sonim to leverage our deep relationships with Tier One carriers and rugged engineering heritage to become the top middle market provider of rugged and industrial communication devices in North America. We intend to deploy our expanded ODM relationships to accelerate the development of a wider range of complementary 5G smartphones, feature phones, mobile hot spots and other industrial communications equipment at lower development and manufacturing cost. In doing so, we believe we can expand our addressable market and meet underserved needs at both existing and prospective Sonim customers.”

2022 Financial Results

Revenue for the first quarter 2022 was $13.3 million, compared with $12.2 million in the first quarter 2021. The increase in revenue reflected changes in product mix, driven by the launch of Sonim’s new XP3plus device, partially offset by the decline of certain legacy products in Sonim’s product refresh cycle as they approach end of life.

Gross profit for the quarter ended March 31, 2022, was $1.5 million, or 11.5% of revenues, versus 20.1% of revenues for prior year quarter. The decrease in gross profit margin was primarily attributable to product sales mix as Sonim transitions to its next generation devices and higher product costs due to supply chain issues and higher shipping costs. The launch of an updated smartphone in the third quarter of 2022 is expected to increase unit sales of our higher margin smartphones in the second half of 2022.

Operating expenses for the first quarter 2022 were $8.6 million, a 25.2% decline from $11.5 million in 2021. Net loss for the quarter ended March 31, 2022 was $7.2 million, compared with $9.3 million in the prior year quarter.

Balance Sheet and Cash Flow

Sonim ended the first quarter with $10.6 million in cash and equivalents and remained essentially debt free. Accounts receivable were $10.4 million, and inventory was $5.2 million.

Sonim announced on April 14, 2022, that it entered into a subscription agreement with U.S.-based AJP Holding Company, LLC (“AJP”) whereby, subject to the terms thereof, AJP will purchase a total of 20.8 million shares of Sonim common stock at a price of $0.84 per share for an aggregate purchase price of $17.5 million. Upon completion of the transaction, which is subject to stockholder approval and other customary closing conditions, AJP will own approximately 52% of Sonim’s post-transaction outstanding common stock based on an estimated 19.3 million shares outstanding prior to the transaction.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any investor or securityholder. Sonim, and its directors, executive officers and other members of their management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the transaction. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Sonim’s directors and executive officers in Sonim’s Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on May 2, 2022, and other reports filed with the SEC. Additional information regarding the participants will also be included in the proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov as well as online at: www.sonimtech.com.

Additional information about the proposed transaction, including a copy of the subscription agreement, was provided in a Current Report on Form 8-K filed with the Securities and Exchange Commission and available at the sources above.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the availability of Sonim’s XP5 Plus and XP10 5G smartphones, the expected market demand for these products and the expected benefits from the proposed equity investment by AJP. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; the risk that the proposed equity investment in Sonim by AJP as disclosed in April 2022 may be consummated on a timely basis, if at all; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s Annual Report on Form 10-K for the year ended December 31, 2021, and any risk factors contained in subsequent quarterly and annual reports it files with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022 AND DECEMBER 31, 2021 (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$10,630	$11,233
Accounts receivable, net	10,423	10,803
Non-trade receivable	3,985	2,255
Inventory	5,220	5,544
Prepaid expenses and other current assets	3,557	5,852

Total current assets	33,815	35,687
Property and equipment, net	491	534
Right-of-use assets	712	—
Other assets	4,277	4,869

Total assets	$39,295	$41,090

Liabilities and stockholders’ equity
Current portion of long-term debt	$148	$148
Accounts payable	13,439	9,473
Accrued expenses	11,273	11,353
Current portion of lease liability	769	—
Deferred revenue	172	11

Total current liabilities	25,801	20,985

Income tax payable	1,435	1,409
Long-term debt, less current portion	30	66
Lease liability	1,008	—

Total liabilities	28,274	22,460

Commitments and contingencies (Note 10)
Stockholders’ equity
Common stock, $0.001 par value per share; 100,000,000 shares authorized: and 19,269,338 and 18,808,885 shares issued and outstanding at March 31, 2022, and December 31, 2021, respectively.	19	19
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, and no shares issued and outstanding at March 31, 2022, and December 31, 2021, respectively.	—	—
Additional paid-in capital	253,997	253,416
Accumulated deficit	(242,995)	(234,805)

Total stockholders’ equity	11,021	18,630

Total liabilities and stockholders’ equity	$39,295	$41,090

SONIM TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2022 AND 2021 (UNAUDITED)

(IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended
	March 31,
	2022	2021
Net revenues	$13,258	$12,240
Cost of revenues	11,730	9,777

Gross profit	1,528	2,463

Operating expenses:
Research and development	4,168	4,664
Sales and marketing	2,170	2,181
General and administrative	2,211	2,262
Legal	61	2,406

Total operating expenses	8,610	11,513

Loss from operations	(7,082)	(9,050)

Interest expense	(39)	—
Other expense, net	(23)	(169)

Loss before income taxes	(7,144)	(9,219)
Income tax expense	(68)	(61)

Net loss	$(7,212)	$(9,280)

Net loss per share, basic and diluted*	$(0.38)	$(1.40)

Weighted–average shares used in computing net loss per share, basic and diluted*	19,111,379	6,631,680

*	Reflects the 1-for-10 reverse stock split that became effective on September 15, 2021.

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